Exhibit (b)(vii)

Compass Pathways plc

August 18, 2023

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York 10013

Attention: Ryan Everett

Re:	Warrant Exercise Series Letter Agreement

Ladies and Gentlemen:

Reference is hereby made to (i) the Deposit Agreement, dated as of September 22, 2020 (the “Deposit Agreement”), by and among Compass Pathways plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, and (ii) the Restricted ADS Letter Agreement, dated as of August 18, 2023 (the “Restricted ADS Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted ADS Letter Agreement.

The Company has, upon the terms set forth in that certain Securities Purchase Agreement, dated as of August 16, 2023 (the “Securities Purchase Agreement”), by and among the Company and each purchaser identified on Exhibit A thereto (the “ADS Purchasers”), offered and agreed to sell an aggregate of (i) 16,076,750 ADSs of the Company to the ADS Purchasers, such ADSs to be issued to the ADS Purchasers by the Depositary in the form of Restricted ADSs upon the terms set forth herein and the Restricted ADS Letter Agreement, and (ii) warrants (as each may be amended from time to time, the “Warrants”) to purchase up to 16,076,750 ADSs, in each case in reliance upon the exemptions from registration afforded by the provisions of Section 4(a)(2) (the “Section 4(a)(2) Exemption”) of the Securities Act of 1933, as amended (the “Securities Act”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

The purpose and intent of this Warrant Exercise Series Letter Agreement is to supplement the Deposit Agreement and the Restricted ADS Letter Agreement for the purpose of accommodating (i) the deposit of Shares (the “Warrant Shares”), by the Company or by, or on behalf of, a holder of Warrants (each, a “Warrant Holder”) upon such Warrant Holder’s exercise of a Warrant (a “Warrant Exercise”), (ii) the issuance of unrestricted, freely transferable ADSs (the “Unrestricted Warrant ADSs”) or Restricted ADSs (the “Restricted Warrant ADSs” and together with Unrestricted Warrant ADSs, the “Warrant ADSs”) to the Warrant Holders, as applicable, in connection with a Warrant Exercise, (iii) the sale, transfer or cancellation of such Restricted Warrant ADSs, and (iv) certain ancillary transactions further described below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

1.                  Deposit of Shares. The Company and the Depositary hereby agree that from time to time following a Warrant Exercise, Warrant Shares may be issued and deposited with the Custodian under the Deposit Agreement in accordance with the terms thereof, the Restricted ADS Letter Agreement and this Warrant Exercise Series Letter Agreement.

2.                  Issuance of Restricted ADSs or ADSs upon Warrant Exercise.

(a)       Upon a Warrant Exercise, except as provided in Section 2(b) below, the Company hereby instructs the Depositary to issue Restricted Warrant ADSs against the deposit of Warrant Shares by the Company, or by, for, or on behalf of Warrant Holders, subject to compliance with the terms and conditions of the Deposit Agreement, the Restricted ADS Letter Agreement and this Warrant Exercise Series Letter Agreement.

The Depositary hereby agrees to deliver the Restricted Warrant ADSs in accordance with the Deposit Agreement, the Restricted ADS Letter Agreement and this Warrant Exercise Series Letter Agreement upon receipt from the Company of (i) duly completed and signed Exercise Issuance Instruction to issue Restricted Warrant ADSs against the deposit of Warrant Shares by the Company, or by, for, or on behalf of Warrant Holders, substantially in the form annexed hereto as Appendix 1 (such instruction, the “Exercise Issuance Instruction”), (ii) confirmation of deposit from the Custodian of the applicable Warrant Shares by the Company, or by, for or on behalf of Warrant Holders, (iii) the opinions referred in Section 6 below, and (iv) payment of the ADS issuance fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement, the Restricted ADS Letter Agreement and this Warrant Exercise Series Letter Agreement.

(b)       Upon the exercise of Warrants, only in the case of (i) in a transaction exempt from registration pursuant to Rule 144 under the Securities Act, if available, (ii) in an offshore transaction (as defined in Regulation S under the Securities Act) to persons other than U.S. Persons (as defined in Regulation S under the Securities Act) in accordance with Rule 904 of Regulation S under the Securities Act, (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, covering the Warrant ADSs, in each case in accordance with any applicable securities laws of the states of the United States, the Company hereby instructs the Depositary to issue Unrestricted Warrant ADSs against the deposit of Warrant Shares by the Company.

The Depositary hereby agrees to deliver Unrestricted Warrant ADSs in the form of ADSs in accordance with the Deposit Agreement upon its receipt from the Company of (i) duly completed and signed Exercise Issuance Instruction to issue ADSs against the deposit of Warrant Shares by the Company, (ii) confirmation of deposit from the Custodian of the applicable Warrant Shares by the Company on behalf of Warrant Holders, (iii) an opinion of U.S. counsel to the Company stating, inter alia, that the registration statement filed under the Securities Act in respect of the re-offer and re-sale of the ADSs has become effective under the Securities Act or that the issuance of ADSs against the deposit of Warrant Shares upon Warrant Exercise is exempt from the registration requirements of the Securities Act, and (iv) payment of the applicable ADS issuance fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement and this Letter Agreement.

3.                  Depositary Procedures – Restricted Warrant ADSs. In furtherance of the foregoing, the Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in Section 2.14 of the Deposit Agreement as supplemented by this Warrant Exercise Series Letter Agreement and the Restricted ADS Letter Agreement, to (i) establish procedures to enable (a) the Company to deposit up to an aggregate of 16,076,750 Warrant Shares, to be represented by up to 16,076,750 Restricted Warrant ADSs, with the Custodian by the Company on behalf of the Warrant Holders as a valid deposit of such Warrant Shares under the Deposit Agreement in order to enable the issuance by the Depositary of Restricted Warrant ADSs, and (b) the transfer of the Restricted Warrant ADSs, the removal of the transfer and other restrictions with respect to Restricted Warrant ADSs in order to create freely transferable unrestricted ADSs, and the withdrawal of the Warrant Shares underlying the Restricted Warrant ADSs, in each case upon the terms and subject to the conditions set forth in the Deposit Agreement as supplemented by the terms of this Warrant Exercise Series Letter Agreement and the Restricted ADS Letter Agreement, and (ii) deliver an account statement (the “Account Statement”) to the holders of Restricted Warrant ADSs following the issuance of the Restricted Warrant ADSs upon the terms set forth herein. Nothing contained in this Warrant Exercise Series Letter Agreement shall in any way obligate the Depositary, or give authority to the Depositary, to accept any Shares other than the Warrant Shares described herein for deposit under the terms hereof.

The Depositary shall (i) cause the Restricted Warrant ADSs issued upon the deposit of the corresponding Warrant Shares to be separately identified on the books of the Depositary under CUSIP No.: 20451W994, and (ii) cause each of the Warrant Shares represented by the Restricted Warrant ADSs to be held, to the extent practicable, separate and distinct by the Custodian from the other Deposited Securities held by the Custodian in respect of the ADSs issued under the Deposit Agreement that are not Restricted Warrant ADSs. The Restricted Warrant ADSs shall not be eligible for inclusion for settlement in DTC.

The Company hereby advises the Depositary, and the Depositary hereby agrees and acknowledges, that the Restricted Warrant ADSs issuable in accordance with the terms of this Warrant Exercise Series Letter Agreement shall be eligible to exercise all voting rights and receive dividend distributions, in each case in the manner and to the extent otherwise afforded to Restricted ADSs pursuant to the Deposit Agreement.

The Depositary is hereby authorized and directed to issue the Restricted Warrant ADSs as uncertificated Restricted ADSs registered on the books of the Depositary in the name of the ADS Purchasers or their respective designees for the benefit of each such ADS Purchaser.

4.                  Company Assistance. The Company agrees to (i) provide commercially reasonable assistance upon the request of and to the Depositary in the establishment of such procedures to enable (a) the acceptance of the deposit by the Company of the Warrant Shares, and (b) the issuance of Warrant ADSs, the transfer of Restricted Warrant ADSs, the withdrawal of the Restricted Warrant Shares, and the conversion of Restricted Warrant ADSs into freely transferable unrestricted ADSs, and (ii) take all commercially reasonable steps requested by the Depositary to ensure that the acceptance of the deposit of the Warrant Shares, the issuance of Warrant ADSs, the transfer of the Restricted Warrant ADSs, the conversion of Restricted Warrant ADSs into freely transferable unrestricted ADSs, and the withdrawal of the Warrant Shares, in each case upon the terms and conditions set forth herein, do not prejudice any substantial existing rights of Holders and Beneficial Owners of ADSs (that are not Restricted ADSs) and do not violate the provisions of the Securities Act or any other applicable laws.

5.                  Representations and Warranties. The Company hereby represents and warrants as of the date hereof and as of the date of each subsequent deposit of Warrant Shares pursuant to this Warrant Exercise Series Letter Agreement that (a) the Warrant Shares being deposited or to be deposited by the Company, or by, for, or on behalf of, the Warrant Holders for the purpose of the issuance of Warrant ADSs are, or will be, validly issued, fully paid and therefore not subject to any call for the payment of further capital, non-assessable, and free and clear of any lien, encumbrance, security interest, charge, mortgage, adverse claim or preemptive rights of the holders of outstanding Shares (save for those conferred under statute or set out in article 8 of the Company’s articles of association adopted on 22 September 2020), and free from any transfer and voting restrictions (save for those conferred under statute), (b) all approvals required by the laws of England and Wales to permit the deposit of Warrant Shares under the Deposit Agreement, the Restricted ADS Letter Agreement and this Warrant Exercise Series Letter Agreement have been, or will be, obtained prior to the deposit of Warrant Shares, (c) the Warrant Shares are of the same class as, and rank pari passu with, the other Shares on deposit under the Deposit Agreement (notwithstanding the parentheticals in (a), above), (d) to the Company’s knowledge, none of the terms of this Warrant Exercise Series Letter Agreement and none of the transactions contemplated in this Warrant Exercise Series Letter Agreement violate any court judgment or order issued against the Company or any material contract to which it is a party, (e) the deposit from time to time of Warrant Shares by the Company, or by, for, or on behalf of, Warrant Holders and the issuance and delivery of Restricted Warrant ADSs, in each case upon the terms contemplated herein, will not, as of the time of such deposit and issuance, require registration under the Securities Act, and (f) except in the case of the deposit of Warrant Shares in connection with the proposed issuance of Restricted Warrant ADSs pursuant to the Restricted ADS Letter Agreement and this Warrant Exercise Series Letter Agreement, the Warrant Shares to be deposited hereunder are not “Restricted Securities” (as that term is defined in the Deposit Agreement). Such representations and warranties shall survive each deposit of Warrant Shares and each issuance of Warrant ADSs hereunder.

6.                  Opinions. In addition to those opinions described in Section 2 of the Restricted ADS Letter Agreement, the Company shall at the time of execution of this Warrant Exercise Series Letter Agreement cause (A) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) assuming its due authorization, execution and delivery, this Warrant Exercise Series Letter Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, under the laws of the State of New York, except as the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity, and (ii) the deposit of Warrant Shares by the Company, or by, for, or on behalf of, the Warrant Holders and the issuance and delivery of Restricted Warrant ADSs, in each case upon the terms contemplated herein, do not require registration of the Warrant Shares under the Securities Act, and (B) its English counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) the Company has duly authorized and executed this Warrant Exercise Series Letter Agreement, (ii) a final and conclusive judgment properly obtained in a court of competent jurisdiction in New York against the Company arising out of or in connection with the Warrant Exercise Series Letter Agreement will be recognized in England and Wales at common law by an action or counterclaim for the amount due under such judgment, (iii) no authorizations or consents of governmental, judicial or other public bodies in England are required in connection with the deposit of Warrant Shares held by the Warrant Holders under the Deposit Agreement, the Restricted ADS Letter Agreement and this Warrant Exercise Series Letter Agreement, and (iv) the terms of this Warrant Exercise Series Letter Agreement and the transactions contemplated by this Warrant Exercise Series Letter Agreement do not contravene or conflict with any existing statutes having the force of law in England applicable to companies generally.

7.                  Mutatis Mutandis. The Company and the Depositary hereby agree that the following provisions of the Restricted ADS Letter Agreement shall apply to this Warrant Exercise Series Letter Agreement, mutatis mutandis, as if they had been fully set forth herein: (i) Section 4 – Stop Transfer Notation and Legend, (ii) Section 5 - Limitations on Transfer of Restricted ADSs, (iii) Section 6 – Limitations On Cancellation of Restricted ADSs, (iv) Section 7 – Fungibility, (v) Section 8 – Limitations On Exchange of Restricted ADSs for Freely Transferrable ADSs, (vi) Section 9 – Removal of Restrictions, and (vii) Section 11 – Indemnity. For the avoidance of doubt, to the extent Designated Restricted ADSs are issued under and pursuant to the terms of this Warrant Exercise Series Letter Agreement, the above referenced provisions set forth in the Restricted ADS Letter Agreement shall apply to such Designated Restricted ADSs and the transactions contemplated herein.

8.                  Depositary Fees. Subject to any other agreements between the Company and the Depositary with respect to the manner in which the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Company shall pay to the Depositary (or the Warrant Holders if the Company and the Warrant Holders have agreed otherwise): (i) an ADS issuance fee of US$0.05 per Warrant ADS issued in accordance with the terms hereunder, and (ii) all costs and expenses (including all related legal fees) incurred by or on behalf of the Depositary in connection with the issuance and delivery of Warrant ADSs as contemplated by this Warrant Exercise Series Letter Agreement. For the avoidance of doubt, the Company (or the Warrant Holders if the Company and the Warrant Holders have agreed otherwise) shall pay all such other fees, costs and expenses payable under the terms of the Deposit Agreement and the Restricted ADS Letter Agreement. The Company will notify the Depositary prior to deposit if the Warrant Holder is paying the Depositary fees.

9.                  Fractional Shares and ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of Warrant ADSs, and the Depositary shall not be required to accept under any circumstances (i) any fraction of a Warrant Share, nor (ii) a number of Warrant Shares which upon application of the ADS-to-Share ratio would give rise to a fraction of a Warrant ADS. Also, the Depositary shall not be required to accept or distribute under any circumstances, any cash payments for fractional entitlements.

10.              F-6 Registration Statement. The parties hereto agree that a signed copy of this Warrant Exercise Series Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to the existing Registration Statement on Form F-6 currently on file) in respect of the ADSs, if required by the rules and regulations of the U.S. Securities and Exchange Commission. The parties hereto further agree that, notwithstanding anything contained herein to the contrary, the Depositary shall not be obligated to issue any Warrant ADSs if there is an insufficient number of ADS then registered under the existing Registration Statement on Form F-6 then on file, or if such Registration Statement on Form F-6 is the subject of a stop order or a proceeding for that purpose.

11.              Governing Law and Jurisdiction. This Warrant Exercise Series Letter Agreement shall be interpreted in accordance with, and all the rights and obligations hereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York as applicable to contracts to be wholly performed within the State of New York. Each of the Company and the Depositary agrees that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Warrant Exercise Series Letter Agreement, and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Kabir Nath (the “Agent”) now at 130 Madison Avenue, 3rd Floor, New York, New York 10002, United States of America, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or as otherwise contemplated herein. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes set forth herein reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 of the Deposit Agreement. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Warrant Exercise Series Letter Agreement, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12.              Successors and Assigns; Amendment; Miscellaneous. This Warrant Exercise Series Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and assigns. This Warrant Exercise Series Letter Agreement may not be modified or amended except by a writing signed by both parties hereto. The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Warrant Exercise Series Letter Agreement and to effectuate the purpose and intent hereof.

[Remainder of page intentionally left blank. Signature page to follow.]

This Warrant Exercise Series Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

The Company and the Depositary have caused this Warrant Exercise Series Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

COMPASS PATHWAYS PLC

By:	/s/ Michael Falvey
Name: Michael Falvey Title: Chief Financial Officer

CITIBANK, N.A.
as Depositary

By:	/s/ Keith Galfo
Name: Keith Galfo Title: Vice President

APPENDIX 1
to
Warrant Exercise Series Letter Agreement, dated as of August 18, 2023
(the “Warrant Exercise Series Letter Agreement”), by and between
Compass Pathways plc

and
Citibank, N.A.

_____________________

EXERCISE ISSUANCE INSTRUCTION

_____________________

[●][●], 20[●]

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York 10013
Attn: Account Management

Ryan.everett@citi.com

Keith.Galfo@citi.com

Leslie.DeLuca@citi.com

Joseph.Connor@citi.com

james3.lee@citi.com

Ladies and Gentlemen:

Reference is hereby made to (i) the Deposit Agreement, dated as of September 22, 2020 (the “Deposit Agreement”), by and among Compass Pathways plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, (ii) the Restricted ADS Letter Agreement, dated as of August 18, 2023 (the “Restricted ADS Letter Agreement”), by and between the Company and the Depositary, and (iii) the Warrant Exercise Series Letter Agreement, dated as of August 18, 2023 (the “Warrant Exercise Series Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Warrant Exercise Series Letter Agreement.

In accordance with and subject to the terms set forth in the Warrant Exercise Series Letter Agreement, the Deposit Agreement and the Restricted ADS Letter Agreement, and in all cases pursuant to a Warrant Exercise (as defined in the Warrant Exercise Series Letter Agreement), the Company hereby notifies the Depositary that it has deposited the number of Warrant Shares identified below on behalf of the specified Warrant Holder (or beneficial owner) thereof and hereby instructs the Depositary:

[The following applies to unrestricted ADSs ONLY]

(A) to issue the number of ADSs identified below: Number of Shares deposited:	___________ Shares.
Number of ADSs to be issued (CUSIP No.: 20451W101):	___________ ADSs.

AND

(B) to deliver the ADSs to:

(CHECK ONE)

___ (i) DTC

Name of DTC Participant to which the ADSs are to be delivered:	_____________________________

DTC Participant Account No.:	_____________________________

Account No. for recipient of ADSs at DTC Participant (f/b/o information):	_____________________________
Name on whose behalf the above number of ADSs are to be issued and delivered:	_____________________________

Contact person at DTC Participant:	_____________________________

Daytime telephone number of contact person at DTC Participant:	_____________________________

OR

___ (ii) to a book entry account maintained on the records of the Depositary (outside of DTC)

Name of person to whom the Restricted ADSs are to be registered:	_____________________________

Street Address:	_____________________________ _____________________________
City, State, and Country:	_____________________________

E-mail Address:	_____________________________

Nationality:	_____________________________

Social Security or Tax Identification Number:	_____________________________

Daytime telephone number of contact person:	_____________________________

App’x-2

[The following applies to Restricted ADSs ONLY]

(A) to issue the number of Restricted ADSs identified below: Number of Shares deposited:	___________ Shares.
Number of Restricted ADSs to be issued (CUSIP No.: 20451W994):	___________ Restricted ADSs.

AND

(B) to deliver the Restricted ADSs to a book entry account maintained on the records of the Depositary:

Name of person to whom the Restricted ADSs are to be registered:	_____________________________

Street Address:	_____________________________ _____________________________

City, State, and Country:	_____________________________

E-mail Address:	_____________________________

Nationality:	_____________________________

Social Security or Tax Identification Number:	_____________________________

Daytime telephone number of contact person:	_____________________________

The Warrant Holder (as defined in the Warrant Exercise Series Letter Agreement) agrees to indemnify the Depositary and the Custodian for, and to hold the Depositary and the Custodian harmless against, all losses, liabilities, taxes, charges, penalties or expenses (including reasonable legal fees and disbursements), incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable duty or tax in connection with the deposit of the Shares and the issuance and delivery of the Warrant ADSs (as defined in the Warrant Exercise Series Letter Agreement) as contemplated herein, save to the extent that such losses, liabilities, taxes, charges, penalties or expenses are due to the negligence or bad faith of the Custodian or the Depositary.

App’x-3

Subject to any other agreements between the Company and the Depositary with respect to the manner in which the fees payable to the Depositary hereunder are paid, the Company and the Depositary acknowledge that the Company shall pay to the Depositary any applicable fees that would otherwise be payable by the applicable Warrant Holder pursuant to the terms of the Deposit Agreement in the manner contemplated by the Deposit Agreement.

[Signature page on following page]

App’x-4

Very truly yours, COMPASS PATHWAYS PLC

By:
Name:
Title:

App’x-5

Schedule I

Number of Shares Deposited	Number of Restricted ADSs to be Issued	Name, Address and Tax Identification No. of Beneficial Owner of Restricted ADSs	Number of unrestricted ADSs to be Issued	Name, Address and Tax Identification No. of Beneficial Owner of unrestricted ADSs to be issued to a book entry account maintained on the register of the Depositary in Direct Registration Shares or DRS format (outside of DTC)	Unrestricted ADS to be issued into DTC; to include DTC Participant name, DTC Participant number, f/b/o information, and contact details of broker (i.e. name, telephone number, email address)
_______	_______		_______
_______	_______		_______
_______	_______		_______
_______	_______		_______

App’x-6